Exhibit 5.2

March 6, 2026

VCI Global Limited

Suite 33.03 of Level 33, Menara Exchange 106, Lingkaran TRX, Tun Razak Exchange

55188 Kuala Lumpur, Malaysia

Re: Securities Registered under Registration Statement on Form F-3

To Whom It May Concern,

We have acted as counsel to you in connection with your filing of a Registration Statement on Form F-3 (File No. 333-279521) (as amended or supplemented, the “Registration Statement”) filed on May 17, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by VCI Global Limited, a British Virgin Islands business company (the “Company”), of up to $200,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on May 28, 2024. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on March 6, 2026 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of (i) 4,584,352 ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), (ii) Common A warrants (“Common A Warrants”) to purchase up to 9,168,705 Ordinary Shares (“Common A Warrant Shares”), (iii) Common B warrants (“Common B Warrants”, and together with Common A Warrants, the “Common Warrants”) to purchase up to 9,168,705 Ordinary Shares (“Common B Warrant Shares”, and together with Common Warrant A Shares, the “Common Warrant Shares”) and (iv) Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase 4,584,352 Ordinary Shares (“Pre-Funded Warrant Shares”) (collectively, the “Securities”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the laws of the State of New York and the federal laws of the United States of America.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Common Warrants and Pre-Funded Warrants will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Ordinary Shares together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Common Warrants or Pre-Funded Warrants), then outstanding, will not exceed the total number of authorized Ordinary Shares available for issuance under the Company’s organizational documents as then in effect (the “Charter”).

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Common Warrants and Pre-Funded Warrants have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the securities purchase agreement with certain institutional investor dated March 6, 2026 (the “Securities Purchase Agreement”), and the placement agency agreement with E.F. Hutton & Co. dated March 6, 2026 (the “Placement Agency Agreement”), the Common Warrants and Pre-Funded Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

The opinion set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Company’s Report on Form 6-K to be filed with the Commission on the date hereof and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW